Exhibit 3.1

SAGA COMMUNICATIONS, INC.

AMENDED & RESTATED BYLAWS

(June 19, 2025)

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Article 14. AMENDMENTS	27

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SAGA COMMUNICATIONS, INC.

AMENDED & RESTATED BYLAWS

Article 1.

OFFICES

Section 1.01.Registered Office and Agent. The registered office of the Corporation in the State of Florida shall be at 1200 South Pine Island Road, Plantation, Florida 33324. The name of the registered agent in charge thereof shall be CT Corporation System. The registered office and registered agent of the Corporation may be changed from time to time by the Board of Directors of the Corporation (the “Board of Directors”) in the manner provided by applicable law.

Section 1.02.Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation require.

Article 2.

MEETINGS OF SHAREHOLDERS

Section 2.01.Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of Florida as shall be fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) and specified in the respective notices or waivers of notice of said meetings. Shareholders may participate in any meeting of shareholders by means of remote communication to the extent the Board of Directors authorizes such participation, and the Board of Directors may, in its sole discretion, determine that a shareholder meeting shall be held solely by means of remote communication, in each case in accordance with applicable law.

Section 2.02.Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such date and time as determined by resolution of the Board of Directors. If the election of directors shall not be held on the day fixed by the Board of Directors for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as may be convenient. At such special meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors.

Section 2.03.Special Meetings.

(a)A special meeting of the shareholders may be called as provided in the Articles of Incorporation.

(b)At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting.

For business, including nominations of directors for election to the Board of Directors, to be properly brought before a special meeting, it must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or the Chair of the Board of Directors (if any), (iii) with respect to the election of directors, provided that the Board of Directors has called a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, brought before the special meeting by a shareholder of the Corporation who complies with the advance notice and other requirements set forth elsewhere in these Bylaws relating to bringing such nominations before a special meeting, including Section 2.06 of this Article 2, or (iv) otherwise properly brought before a special meeting called by the shareholders of the Corporation in accordance with the Articles of Incorporation and the provisions of this Section 2.03 (a “Shareholder Called Special Meeting”).

(c)No shareholder or shareholders may call a special meeting of shareholders unless one or more shareholders of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to call such special meeting, which request shall be in proper form and delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation.

(d)To be in proper form for purposes of this Section 2.03, a request by one or more shareholders for the Board of Directors to fix a Requested Record Date shall bear the signature(s) and the date of signature(s) by the shareholder(s) submitting such request (each, a “Requesting Person”) and set forth the name and address of each such Requesting Person as they appear in the Corporation’s books, and shall set forth:

(i)as to each Requesting Person, the information required to be set forth in Section 2.06(d)(ii) of this Article 2, except that for purposes of this Section 2.03 the term “Requesting Person” shall be substituted for the term “Noticing Party” in all places it appears in Section 2.06(d) of this Article 2;

(ii)as to the purpose or purposes of the special meeting, (1) a description in reasonable detail of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, and the reasons for conducting such business at the special meeting; (2) the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (3) a description in reasonable detail of any interest of any Requesting Person in such business, including any anticipated benefit to any Requesting Person therefrom; and

(iii)if any directors are proposed to be nominated by shareholders for election at a Shareholder Called Special Meeting, the information required to be set forth in Section 2.06(d)(i) for each such nominee (as if each such nominee were a Nominee (defined below) of a Noticing Party (defined below) for purposes of an annual meeting of shareholders).

(e)Within ten (10) days after receipt of a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 2.03 from one or more Requesting Persons, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. If no resolution fixing a Requested Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Requested Record Date was received, the Requested Record Date in respect thereof shall be deemed to be the twentieth (20th) day following the date on which such a request was received.

(f)The shareholders shall not call a special meeting that (i) relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under the Articles of Incorporation, these Bylaws, the Florida Business Corporation Act (the “FBCA”), or other applicable law, or (ii) includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date.

(g)Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a Shareholder Called Special Meeting.

Section 2.04.Notice of Meetings. Except as otherwise required by statute, notice of each annual or special meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held by delivering written notice thereof to him or her personally or by mailing such notice, postage prepaid, addressed to him or her at his or her post-office address last shown on the records of the Corporation or by transmitting notice thereof to him or her at such address by telegraph, cable or any other available method. Every such notice shall state the time and place, if any, of the meeting, the means of remote communication, if any, and, in the case of a special meeting, shall state briefly the purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable or any other available method either before or after such meeting. Notice of any adjourned meeting of the shareholders shall not be required to be given except when expressly required by law.

Section 2.05.Quorum. At each meeting of the shareholders, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shareholders present in person or represented by proxy or, in the absence of any shareholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until the shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.06.Organization; Procedure.

(a)At every meeting of the shareholders, the presiding officer of the meeting shall be the Chair of the Board of Directors, or, in the absence of a Chair, the President, or in the absence of both the Chair and the President, the presiding officer shall be an officer or director of the Corporation designated by the Board of Directors. The Board of Directors may adopt by resolution such rules and procedures for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the presiding officer of the meeting of shareholders shall have the right and authority to convene and (regardless of whether a quorum is present) to recess or adjourn the meeting, to prescribe such rules and procedures and to do all such acts as, in the judgment of such presiding officer of the meeting, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the presiding officer of the meeting shall determine; (v) limitations on the time allotted to questions or comments by participants; and (vi) any rules and procedures as may be appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The presiding officer of the meeting of shareholders, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and, if such presiding officer of the meeting should so determine, such matter of business shall not be transacted or considered (notwithstanding that proxies in respect of such business may have been received by the Corporation). Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

(b)At any annual meeting of shareholders, only such business (other than Nominations) (“Business”) shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 2.06(b). For Business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Disclosure (as defined below) of the date of the meeting is first made by the Corporation. If a shareholder of the Corporation who delivers a notice provided for in this Section 2.06 (a “Business Noticing Party”) brings notice of a proposal of Business pursuant to this Section 2.06(b), the proposal shall set forth: (i) a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such Business Noticing Party and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the Business Noticing Party and any Shareholder Associated Person, the information required pursuant to Section 2.06(d)(ii) (provided that, for purposes of this paragraph, all references to the “Noticing Party” in such section shall be deemed references to the “Business Noticing Party”). No Business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 2.06(b).

(c)Only persons who are nominated in accordance with the procedures set forth in these Bylaws (such nomination, a “Nomination” or “Nominee” and more than one, “Nominations” or “Nominees”) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.06(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary. In the case of an annual meeting of shareholders, to be timely, a shareholder’s notice of Nominations must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the Close of Business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Disclosure of the date of the meeting is first made by the Corporation. In the case of a special meeting of shareholders called by the Board of Directors for the purpose of electing one or more directors to the Board of Directors, to be timely, a shareholder’s notice of Nominations must be delivered or mailed to and received at the principal executive offices of the Corporation not later than the Close of Business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Disclosure of the date of such meeting is first made by the Corporation.

(d)To be in proper form, a shareholder of the Corporation who delivers a notice of Nomination(s) pursuant to this Section 2.06(d) (a “Noticing Party”) shall set forth:

(i)as to any Nominee of such Noticing Party:

(1)the name, age, business address and residential address of such Nominee;

(2)the principal occupation and employment of such Nominee;

(3)a written questionnaire with respect to the background and qualifications of such Nominee, completed by such Nominee in the form required by the Corporation (which form the Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request);

(4)a written representation and agreement completed by such Nominee in the form required by the Corporation (which form such Noticing Party shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Party within ten (10) days after receiving such request) providing that such Nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the Corporation will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the Corporation, with such Nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or Nominee with respect to the Corporation that has not been disclosed to the Corporation; (C) consents to being named as a Nominee in the Corporation’s proxy statement and form of proxy for the meeting; and (D) intends to serve a full term as a director of the Corporation, if elected;

(5)a description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings, written or oral, during the past three (3) years, and any other material relationships, between or among such Nominee, on the one hand, and any Noticing Party or any Shareholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such Noticing Party and any Shareholder Associated Person were the “registrant”

for purposes of such rule and the Nominee were a director or executive officer of such registrant;

(6)a description of any business or personal interests that would reasonably be expected to place such Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;

(7)all information relating to such Nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)as to the Noticing Party and each Shareholder Associated Person:

(1)the name and address of such Noticing Party and each Shareholder Associated Person (including, as applicable, as they appear on the Corporation’s books and records);

(2)the class, series, and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Noticing Party and each Shareholder Associated Person and the date or dates on which such shares were acquired;

(3)the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Noticing Party or any Shareholder Associated Person and any pledge by such Noticing Party or any Shareholder Associated Person with respect to any of such securities;

(4)a description of all agreements, arrangements, or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) that have been entered into by, or on behalf of, such Noticing Party or any Shareholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the Corporation, or maintain, increase or decrease the voting power of such Noticing Party or any Shareholder Associated Person with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation (any of the foregoing, a “Derivative Instrument”);

(5)any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), of such Noticing Party or, to the knowledge of such

Noticing Party (or the beneficial owner(s) on whose behalf such Noticing Party is submitting a notice to the Corporation), any Shareholder Associated Person in the Corporation or any Affiliate (as defined below) thereof or in the proposed business or Nomination to be brought before the meeting by the Noticing Party, other than an interest arising from the ownership of Corporation securities where such Noticing Party or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series);

(6)any rights to dividends on the shares of the Corporation owned beneficially by such Noticing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(7)any equity interest or any Derivative Instruments, in each case, with a market value of more than $100,000, in any competitor of the Corporation identified in Part I, Item 1 of the annual report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission or in Item 8.01 of any current report on Form 8-K filed by the Corporation with the Securities and Exchange Commission thereafter but prior to the tenth (10th) day before the deadline for a Noticing Party’s notice under Section 2.06(c) (each, a “Principal Competitor”) held by such Noticing Party or any Shareholder Associated Person;

(8)any direct or indirect interest (other than solely as a result of security ownership) of such Noticing Party or any Shareholder Associated Person in any agreement with the Corporation, any Affiliate of the Corporation or any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);

(9)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Party or any Shareholder Associated Person with respect to the Corporation (regardless of whether such person or entity is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Party or any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;

(10)a description of any pending or, to such Noticing Party’s knowledge, threatened legal proceeding or investigation in which such Noticing Party or any Shareholder Associated Person is a party or participant directly involving or directly relating to the Corporation or, to such Noticing Party’s knowledge, any current or former officer, director, or Affiliate of the Corporation;

(11)identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Party to provide financial support to the Nomination(s) or other business proposal(s) submitted by such Noticing Party and, to the extent known, the class and number of shares of the Corporation’s capital stock owned beneficially or of record by such other shareholders(s) or other beneficial owner(s);

(12)a representation from such Noticing Party as to whether such Noticing Party or any Shareholder Associated Person intends or is part of a group that intends to (1) solicit proxies in support of the election of any Nominee in accordance with Rule 14a-19 under the Exchange Act or (2) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the Nomination of any Nominee or proposed business to be considered at the meeting, as applicable, and if so, the name of each participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in such solicitation; and

(13)all other information relating to such Noticing Party or any Shareholder Associated Person that would be required to be disclosed in a proxy statement required to be made in connection with the solicitation of proxies in support of the Business proposed by such Noticing Party, if any, or for the election of any Nominee in a contested election pursuant to the Exchange Act; and provided, however, that the disclosures in the foregoing subclauses (ii)(1) through (ii)(13) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Party solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such person or entity, an “Exempt Party”).

(e)

(i)If (A) any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Nominee and (B) (1) such Noticing Party or Shareholder Associated Person subsequently either (x) notifies the Corporation that such Noticing Party or Shareholder Associated Person no longer intends to solicit proxies in support of the election of such Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Party or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Noticing

Party or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Nominee (x) to the Corporation’s knowledge based on the information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election of such Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the Nomination of such Nominee shall be disregarded and no vote on the election of such Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Party or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Party shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(ii)In addition to complying with the foregoing provisions of this Section 2.06, a Noticing Party shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.06. Notwithstanding anything in this Section 2.06 to the contrary, nothing in this Section 2.06 shall be deemed to affect any rights of (A) shareholders to request inclusion of proposals in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, (B) shareholders to request inclusion of nominees in the Corporation’s proxy materials pursuant to the Exchange Act and any regulations thereunder or (C) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(iii)A Noticing Party shall update such Noticing Party’s notice provided under the foregoing provisions of this Section 2.06, if necessary, such that the information provided or required to be provided in such notice shall be true and correct in all material respects as of (A) the record date for determining the shareholders entitled to receive notice of the meeting and (B) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (1) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the Close of Business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (y) not later than the Close of Business seven (7) business days prior to the date of the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (2) be made only to the extent that information has changed since such Noticing Party’s prior submission and (3) clearly identify the information that has changed in any material respect since such Noticing Party’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.06(e)(iii) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.06(e)(iii) and shall not extend the time period for the delivery of notice pursuant to this Section 2.06(e)(iii). If a Noticing Party fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.06(e)(iii).

(iv)If any information submitted pursuant to this Section 2.06 by any Noticing Party related to any Nomination or Business shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information may be deemed not to have been provided in accordance with this Section 2.06. Any such Noticing Party shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any information submitted pursuant to this Section 2.06, including if any Noticing Party or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.06(d)(ii)(12)(1) within two (2) business days after becoming aware of such material inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Party. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Party shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Party pursuant to this Section 2.06 and (B) a written affirmation of any information submitted by such Noticing Party pursuant to this Section 2.06 as of an earlier date. If a Noticing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.06.

(v)Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 2.06(e) must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(vi)For purposes of this Section 2.06,

(1)“Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;

(2)“beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;

(3)“Close of Business” shall mean 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day;

(4)“Public Disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(5)“Shareholder Associated Person” shall mean, with respect to a Noticing Party (including, for purposes of this definition, a Business Noticing Party) and if different from such Noticing Party, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Party is providing notice of any Nomination or other Business proposed: (I) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Party or such beneficial owner(s) with respect to acquiring, holding, voting, or disposing of any securities of the Corporation, (II) any Affiliate or Associate of such Noticing Party (other than a Noticing Party that is an Exempt Party) or such beneficial owner(s), (III) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Party or such beneficial owner(s) with respect to any proposed business or Nomination, as applicable, under these Bylaws, (IV) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Party (other than a Noticing Party that is an Exempt Party), and (V) any Nominee.

Section 2.07.Voting.

(a)Except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, at every meeting of the shareholders each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in such shareholder’s name (or names) on the books of the Corporation:

(i)on the date fixed pursuant to Section 9.03 of these Bylaws as the record date for the determination of shareholders entitled to vote at such meeting; or

(ii)if no such record date has been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b)No Alien or Aliens (as such term is defined in Article Eleven of the Articles of Incorporation) shall be entitled to vote or otherwise direct or control the vote of more than twenty-five percent (25%) of (i) the capital stock of the Corporation entitled to vote at any time and from time to time, or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

(c)Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators,

guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

(d)Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote.

(e)Any shareholder entitled to vote may do so in person or by such shareholder’s proxy appointed by instrument in writing subscribed by such shareholder or by such shareholder’s attorney thereunto duly authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

(f)At all meetings of the shareholders, all matters (except where other provision is made by law or by the Articles of Incorporation or by these Bylaws) shall be decided by the vote of a majority in interest of the shareholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present.

Section 2.08.Inspectors. The chair of the meeting may at any time appoint one or more inspectors to serve at a meeting of the shareholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be shareholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested. Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

Section 2.09.List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the shareholders, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of shareholder. Such list shall be open during ordinary business hours to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting. The stock ledger shall be conclusive evidence as to who are the shareholders entitled to examined the stock ledger and the list of shareholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

Article 3.

BOARD OF DIRECTORS

Section 3.01.General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.

Section 3.02.Number, Qualifications and Term of Office. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such number, not less than four (4) as from time to time shall be fixed by the Board of Directors. A director need not be a shareholder. Each director shall hold office until the annual meeting of the shareholders next following his or her election and until his or her successor shall have been duly elected and shall qualify, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided. No person shall be eligible for election or appointment as a director unless such person has, within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by the Board of Directors (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.

Section 3.03.Election of Directors. Except as otherwise provided by the Articles of Incorporation, at each annual meeting of the shareholders for the election of directors at which a quorum is present, the persons, not exceeding the authorized number of directors, receiving the greatest number of votes of the shareholders entitled to vote thereon, present in person or by proxy, shall be the directors. In the case of any increase in the number of directors, the additional director or directors may be elected either at the meeting of the Board of Directors or of the shareholders at which such increase is voted, or at any subsequent annual, regular or special meeting of the Board of Directors or shareholders.

Section 3.04.Quorum and Manner of Acting. Except as otherwise provided by statute or by the Articles of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. In the absence of a quorum at any meeting of the Board of Directors such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

Section 3.05.Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Florida as the Board of Directors may from time to time determine. The place of meeting shall be specified or fixed in the respective notice or waivers of notice thereof, except where otherwise provided by statute, by the Articles of Incorporation or these Bylaws.

Section 3.06.Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

Section 3.07.Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, telex, facsimile or cable, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Section 3.08.Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or the Chair of the Board of Directors or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business by email, cable or other available means, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held, provided, notice may be given on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Each such notice shall state the time and place of the meeting but need not state the purpose thereof except as otherwise expressly herein provided. Notice of any such meeting need not be given to any director, however if waived by him or her in writing or by telegraph, cable or other available means, or if he or she shall be present at such meeting.

Section 3.09.Organization. At each meeting of the Board of Directors the President or Chair or, in their absence, a director chosen by a majority of the directors present shall act as Chair. The Secretary or, in his or her absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the Chair of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.10.Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

Section 3.11.Removal of Directors. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such shareholders at such meeting in the manner hereinafter provided or, if the shareholders at such meeting shall fail to fill such vacancy, as in these Bylaws provided.

Section 3.12.Resignation. Any director of the Corporation may resign at any time by delivering a written notice of his or her resignation to the Board of Directors, the President or Chair of the Board of Directors, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13.Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by majority action of the remaining directors then in office, though less than a quorum, or by the shareholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office until the next annual election of directors and until his or her successor shall be duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner herein provided.

Section 3.14.Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefore.

Article 4.

COMMITTEES

Section 4.01.Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than two members of the Board of Directors, including the President or Chair, and shall designate one of the members as its chair. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board of Directors to attend one at a time at its meetings. For the purpose of the meeting he or she so attends, the invited director shall be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance. At any time one additional director may be invited to an Executive Committee meeting in addition to the rotational invitee and in such case such additional invitee shall also be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance.

Each member of the Executive Committee shall hold office, so long as he or she shall remain a director, until the first meeting of the Board of Directors held after the next annual meeting of the Board of Directors held after the next annual election of directors and until his or her successor is duly appointed and qualified. The chair of the Executive Committee or, in his or her absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

Section 4.02.Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors.

Section 4.03.Procedures; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

Section 4.04.Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties.

Section 4.05.Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Section 4.06.Alternates. The President or Chairmen may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

Section 4.07.Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board of Directors, the Executive Committee and the officers and employees of the Corporation in all such matters as the

Board of Directors shall deem advisable and with such functions and duties as the Board of Directors shall by resolutions prescribe.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Article 5.

ACTION BY CONSENT

Section 5.01.Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors of such committee.

Section 5.02.Consent by Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting upon the written consent of the holders of shares of stock entitled to vote who hold the number of shares which in the aggregate are at least equal to the percentage of the total vote required by statute or the Articles of Incorporation or these Bylaws for the proposed corporate action.

(a)In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 5.02(a). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 5.02(a) or otherwise within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Florida, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(b)In the event of the delivery, in the manner provided by Section 5.02(a), to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 5.02(a) represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 5.02(b) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated written consent received in accordance with Section 5.02(a), a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 5.02(a).

Article 6.

OFFICERS

Section 6.01.Number. The principal officers of the Corporation shall be a President, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03. Any two or more offices may be held by the same person, except that the office of Secretary shall be held by a person other than the person holding the office of President.

Section 6.02.Election; Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided. The President shall be and remain a director. No Alien shall be qualified to act as an officer of the Corporation.

Section 6.03.Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Chair of the Board of Directors, one or more Vice Presidents, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, any committee of the Board of Directors designated by it to so act, or the President or Chair may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

Section 6.04.Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in the case of any officer elected by the Board of Directors, by any committee of officers upon whom the power of removal may be conferred by the Board of Directors.

Section 6.05.Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or the Chair of the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.06.Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 6.07.Chair of the Board of Directors. The Chair of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chair shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 6.08.President. Subject to definition by the Board of Directors, he or she shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors or any committee of the Board of Directors designated by it to so act, or by the President. In the absence of the Chair of the Board of Directors, the President shall preside at all meetings of the shareholders.

Section 6.09.Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned to him or her by the President.

Section 6.10.Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; he or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the shareholders, whenever the Board of Directors may require him or her so to do, a statement of all his or her transactions as Treasurer and of the financial condition of the Corporation; and, in general, he or she shall perform all the duties as from time to time may be assigned to him or her by the Board of Directors or any committee of the Board of Directors designated by it so to act, or by the President or Chair of the Board of Directors.

Section 6.11.Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the shareholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep, or cause to be kept, the list of shareholders as required by Section 2.09, which include the post-office addresses of the shareholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Executive Committee or the President.

Section 6.12.Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he or she is a director of the corporation.

Article 7.

INDEMNIFICATION

Section 7.01.Indemnity. Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding to the full extent permitted under, and in accordance with the procedures and limitations set forth in, the FBCA, as the same exists and may subsequently be amended, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.02.Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 7.01, or advance of costs, charges and expenses to a director or officer permitted by Section 7.01 of this Article, shall be made promptly, and in any event within thirty days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the FBCA, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.03.Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provision as well as the relevant provisions of the FBCA are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.04.Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms.

Section 7.05.Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Article 8.

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 8.01.Execution of Contracts. Unless the Board of Directors shall otherwise determine, the President or Chair of the Board of Directors, any Vice President, the Treasurer, the Secretary or any Assistant Secretary, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 8.02.Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

Section 8.03.Checks, Drafts, etc. All checks, drafts, bills or exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it so to act.

Section 8.04.Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation is such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it so to act.

Section 8.05.Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or Executive Committee or any committee of the Board of Directors designated by it to so act, the Chair of the Board of Directors or President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Article 9.

BOOKS AND RECORDS

Section 9.01.Place. The books and records of the Corporation may be kept at such places within or without the State of Florida as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 9.02.Addresses of Shareholders. Each shareholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him or her, and if any shareholder shall fail to designate such address, corporate notices may be served upon him or her by mail, postage prepaid, to him or her at his or her post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him or her at such address by telegraph, cable or other available method.

Section 9.03.Record Dates. The Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange or capital stock of the Corporation, or to give such consent, and in each such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 9.04.Audit of Books and Records. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.

Article 10.

SHARES AND THEIR TRANSFER

Section 10.01.Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him or her in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by the Chair of the Board of Directors, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.

Section 10.02.Certificates of Stock Issued to Aliens. Every owner of stock of the Corporation who is identified as an Alien (as defined in Article Eleven of the Articles of Incorporation) shall receive that form of certificate designated as a “foreign share certificate.” Each foreign share certificate shall certify the number of shares of stock owned in the Corporation by the Alien and shall designate the class of stock to which such shares belong, and shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by the Chair of the Board of Directors, President or a Vice President, and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.

Section 10.03.Legend. Every certificate of stock shall have a restriction noted conspicuously on the certificate and shall set forth on either the face or back of the certificate a legend informing the holder of the certificate that the shares of stock represented by the certificate shall not be transferred to any Alien if, as a result of such transfer, an Alien, either individually or in the aggregate, would hold in excess of twenty-five percent (25%) of the total number of outstanding shares of capital stock of the Corporation.

Section 10.04.Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 10.05.Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.

Section 10.06.Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or Executive Committee shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 10.07.Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

Article 11.

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation.

Article 12.

FISCAL YEAR

The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by the Board of Directors.

Article 13.

WAIVER OF NOTICE

Whenever any notice whatever is required to be given by statute, these Bylaws or the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article 14.

AMENDMENTS

These Bylaws may be amended, altered or repealed: (a) by resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at any regular or special meeting of the Board of Directors if, in the case of a special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or (b) by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of stock of the Corporation entitled to vote on the election of directors at any annual meeting of the shareholders.